                                                                     EXHIBIT 2.1
                                                                     -----------




================================================================================






                            STOCK PURCHASE AGREEMENT

                                      Among

                             CO-SOURCE CORPORATION,

                       its SHAREHOLDERS and OPTIONHOLDERS,

                          H.I.G.-DCI INVESTMENTS, L.P.

                                       and

                                 NCO GROUP, INC.


                                 April 17, 1999





================================================================================

                                Table of Contents


                                                                                                               Page
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ARTICLE I

         PURCHASE AND SALE OF SHARES AND OPTIONS..................................................................1
         1.01     Purchase Price..................................................................................1
         1.02     Sale Transactions...............................................................................1
         1.03     Purchase Price Adjustment.......................................................................2
         1.04     The Closing.....................................................................................4

ARTICLE II

         CONDITIONS TO CLOSING....................................................................................5
         2.01     Conditions to Buyer's Obligations...............................................................5
         2.02     Conditions to the Shareholders', HIG Cayman's and the Optionholders'
                  Obligations.....................................................................................7

ARTICLE III

         REPRESENTATIONS AND WARRANTIES  OF
          EACH SHAREHOLDER, HIG CAYMAN AND EACH OPTIONHOLDER......................................................8
         3.01     Authority.......................................................................................8
         3.02     Execution and Delivery; Valid and Binding Agreement.............................................8
         3.03     Ownership of Capital Stock......................................................................9
         3.04     Ownership of DCI Shares.........................................................................9
         3.05     DCI.............................................................................................9
         3.06     HIG Cayman......................................................................................9
         3.07     Brokerage.......................................................................................9

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................................9
         4.01     Organization and Corporate Power...............................................................10
         4.02     Subsidiaries...................................................................................10
         4.03     Authorization; No Breach; Valid and Binding Agreement..........................................10
         4.04     Capital Stock..................................................................................11
         4.05     Financial Statements...........................................................................11
         4.06     Absence of Certain Developments................................................................12
         4.07     Title to Properties............................................................................13
         4.08     Tax Matters....................................................................................13
         4.09     Contracts and Commitments......................................................................14
         4.10     Intellectual Property..........................................................................15

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         4.11     Litigation.....................................................................................16
         4.12     Governmental Consents, etc.....................................................................16
         4.13     Employee Benefit Plans.........................................................................16
         4.14     Insurance......................................................................................17
         4.15     Compliance with Laws...........................................................................17
         4.16     Environmental Compliance and Conditions........................................................18
         4.17     Affiliated Transactions........................................................................18
         4.18     Absence of Undisclosed Liabilities.............................................................18
         4.19     Employee Relations.............................................................................19
         4.20     Questionable Payments..........................................................................19

ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF BUYER.................................................................19
         5.01     Organization and Power.........................................................................19
         5.02     Authorization; Valid and Binding Agreement.....................................................20
         5.03     No Breach......................................................................................20
         5.04     Governmental Consents, etc.....................................................................20
         5.05     Litigation.....................................................................................20
         5.06     Brokerage......................................................................................20
         5.07     Investment Representation......................................................................20
         5.08     Financing......................................................................................20

ARTICLE VI

         PRE-CLOSING COVENANTS...................................................................................21
         6.01     Conduct of the Business........................................................................21
         6.02     Access to Books and Records....................................................................22
         6.03     Regulatory Filings.............................................................................22
         6.04     Conditions.....................................................................................23
         6.05     Exclusive Dealing..............................................................................23
         6.06     Consulting Agreement...........................................................................23
         6.07     Code Section 280G Consents.....................................................................23

ARTICLE VII

         COVENANTS OF BUYER......................................................................................23
         7.01     Access to Books and Records....................................................................23
         7.02     Notification...................................................................................24
         7.03     Director and Officer Liability and Indemnification.............................................24
         7.04     Regulatory Filings.............................................................................24
         7.05     Conditions.....................................................................................24
         7.06     Contact with Customers and Suppliers...........................................................24


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ARTICLE VIII

         TERMINATION.............................................................................................24
         8.01     Termination....................................................................................24
         8.02     Effect of Termination..........................................................................25

ARTICLE IX

         SURVIVAL................................................................................................25
         9.01     Survival of Representations and Warranties.....................................................26

ARTICLE X

         SHAREHOLDER REPRESENTATIVE..............................................................................26
         10.01    Designation; Reliance..........................................................................26
         10.02    Authority......................................................................................26
         10.03    Exculpation....................................................................................27

ARTICLE XI

         ADDITIONAL COVENANTS AND AGREEMENTS.....................................................................27
         11.01    Disclosure Generally...........................................................................27
         11.02    Acknowledgment by Parties......................................................................27
         11.03    Tax Matters....................................................................................28
         11.04    Further Assurances.............................................................................30
         11.05    Restrictive Covenants of HIG...................................................................30
         11.06    Indemnification................................................................................32
         11.07    Cefalu Non-Competition.........................................................................32

ARTICLE XII

         DEFINITIONS.............................................................................................34
         12.01    Definitions....................................................................................34
         12.02    Cross-Reference of Other Definitions...........................................................36

ARTICLE XIII

         MISCELLANEOUS...........................................................................................37
         13.01    Press Releases and Communications..............................................................37
         13.02    Expenses.......................................................................................37
         13.03    Knowledge Defined..............................................................................37
         13.04    Waiver of Certain Transfer Restrictions........................................................37
         13.05    Notices........................................................................................38
         13.06    Assignment.....................................................................................39
         13.07    Severability...................................................................................39

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         13.08    No Strict Construction.........................................................................39
         13.09    Amendment and Waiver...........................................................................39
         13.10    Complete Agreement.............................................................................39
         13.11    Counterparts...................................................................................39
         13.12    Governing Law..................................................................................39
         13.13    No Third Party Beneficiaries...................................................................39
         13.14    Section Headings...............................................................................40
         13.15    Specific Performance...........................................................................40


                                    EXHIBITS


Exhibit A               Form of Warrants

Exhibit B               Closing Certificate of the Company

Exhibit C               Closing Certificate of the Shareholder Representative

Exhibit D-1             Opinion of the Company's Counsel

Exhibit D-2             Opinion of the Shareholders' and Optionholders' Counsel

Exhibit E               Opinion of Buyer's Counsel

Exhibit F               Closing Certificate of the Buyer

Exhibit G               Form of Registration Rights Agreement

                                    SCHEDULES


Affiliated Transactions Schedule

Authorization Schedule

Capital Stock Schedule

Contracts Schedule

Developments Schedule

Employee Benefits Schedule

Employee Relations Schedule

Environmental Compliance Schedule

Financial Statements Schedule

Indebtedness Schedule

Insurance Schedule

Intellectual Property Schedule

Liabilities Schedule

Lien Schedule

Litigation Schedule

Optionholders Schedule

Permits Notification Schedule

Real Property Schedule

Regulatory Permits Schedule

Shareholders Schedule

Subsidiary Schedule

Taxes Schedule

Third-Party Consents Schedule

                            STOCK PURCHASE AGREEMENT



                  THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of April 17, 1999, among NCO Group, Inc., a Pennsylvania corporation ("Buyer"), Co-Source Corporation, a Delaware corporation (the "Company"), the Persons listed on the attached Shareholders Schedule (the "Shareholders"), the Persons listed on the attached Optionholders Schedule (the "Optionholders"), H.I.G.-DCI Investments, L.P., a Cayman Islands limited partnership ("HIG Cayman"), DCI Holding, Inc., a Delaware corporation ("DCI") and, for the purposes of Section
11.05 only, H.I.G. Investment Group, L.P., a Cayman Islands limited partnership. Capitalized terms used and not otherwise defined herein have the meanings set forth in Article XII below.

                  The Shareholders own all of the issued and outstanding shares of capital stock of the Company (the "Shares"). The Optionholders own all of the issued and outstanding options to acquire Shares (the "Options").

                  As of the date hereof, HIG Cayman owns all the issued and outstanding shares of DCI, a Shareholder.

                  Subject to the terms and conditions set forth herein, the parties hereto desire to consummate the Sale Transactions (as described below in Section 1.02).

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                     PURCHASE AND SALE OF SHARES AND OPTIONS
                     ---------------------------------------

                  1.01 Purchase Price. The aggregate consideration to be delivered by Buyer to the Shareholders (other than DCI) and Optionholders and HIG Cayman (the "Purchase Price") on the Closing Date shall be (a) an amount in cash equal to $121 million plus the total amount of Cash on Hand as of the Closing minus the outstanding amount of the Indebtedness as of the Closing minus the SAR Payments plus the aggregate exercise price of the Options plus the amount, if any, by which the Estimated Net Working Capital (as defined in Section 1.03(a) below) exceeds $-1,200,888 minus the amount, if any, by which Estimated Net Working Capital is less than $-1,200,888, and (b) warrants to purchase 250,000 shares of Buyer's common stock (the "Buyer Common Stock") in substantially the form set forth as Exhibit A hereto (the "Warrants").

                  1.02 Sale Transactions. On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the terms and conditions set forth herein, each of the Shareholders (other than DCI), HIG Cayman and each of the Optionholders agrees to and will consummate, at the Closing, the following transactions (the "Sale

Transactions"): (A) each Shareholder (other than DCI) shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase and acquire from the Shareholders (other than DCI), good and valid legal title to all of the Shares held by such Shareholders against payment at the Closing in an amount equal to the portion of the aggregate Purchase Price which such Shareholder would be entitled to in the event the Purchase Price was distributed to the Shareholders and Optionholders (as provided in the following clause (C)) in a complete liquidation of the Company pursuant to the Company's Certificate of Incorporation (the "Closing Shareholder Consideration"), (B) HIG Cayman shall sell, transfer and convey to Buyer, and Buyer shall purchase and acquire from HIG Cayman all of the outstanding shares of DCI (the "DCI Shares") against payment at the Closing in an amount equal to the portion of the Closing Shareholder Consideration which DCI would be entitled to receive for its Shares pursuant to clause (A) (the "HIG Consideration") and (C) each Optionholder shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase and acquire from each Optionholder, all of the Options against payment at the Closing in an amount equal to (i) the portion of the aggregate Purchase Price which such Optionholder would be entitled (if such Optionholder had exercised his Options) in the event the Purchase Price was distributed to the Shareholders and Optionholders in a complete liquidation of the Company pursuant to the Company's Certificate of Incorporation minus (ii) the aggregate exercise price of such Optionholder's Options (the "Closing Optionholder Consideration"). Buyer shall be entitled to withhold from the Closing Optionholder Consideration, and shall remit to the proper governmental authority, any amounts required to be withheld by the Company or the Optionholders under applicable law.

                  1.03     Purchase Price Adjustment.

                  (a) At least three days prior to the Closing Date, the Shareholder Representative shall deliver to Buyer its good faith calculation of its estimate of the Net Working Capital as of the Closing Date (the "Estimated Net Working Capital").

                  (b) Within 60 days after the Closing Date, Buyer will deliver to the Shareholder Representative its calculation of the Net Working Capital as of the Closing Date (the "Preliminary Net Working Capital Statement"). If the Shareholder Representative has any objections to the Preliminary Net Working Capital Statement, the Shareholder Representative shall deliver to Buyer a statement setting forth its objections thereto (an "Objections Statement"). If an Objections Statement is not delivered to Buyer within 30 days, the Preliminary Net Working Capital Statement shall be final, binding and non-appealable by the parties hereto. The Shareholder Representative and Buyer shall negotiate in good faith to resolve any such objections, but if they do not reach a final resolution within 30 days after the delivery of the Objections Statement, the Shareholder Representative and Buyer shall submit such dispute to Arthur Andersen LLP (the "Independent Auditor"). The Shareholder Representative and Buyer shall use their commercially reasonable efforts to cause the Independent Auditor to resolve all disagreements as soon as practicable, but in any event within 30 days after the submission of the dispute to the Independent Auditor. The resolution of the dispute by the Independent Auditor shall be final, binding and non-appealable on the parties hereto. The costs and expenses of the Independent Auditor shall be paid equally by Buyer and the Shareholder Representative.

                  (c) If the Net Working Capital as finally determined pursuant to clause (b) above is greater than the Estimated Net Working Capital, Buyer shall pay to the Shareholders (other than DCI), the Optionholders and HIG Cayman the difference between the Net Working Capital as finally determined pursuant to clause (b) above and the Estimated Net Working Capital. If the Net Working Capital as finally determined pursuant to clause (b) above is less than the Estimated Net Working Capital, the Shareholder Representative (on behalf of the Shareholders, HIG Cayman and the Optionholders) shall pay to Buyer from the Holdback Amount the amount of the difference between the Net Working Capital as finally determined pursuant to clause (b) above and the Estimated Net Working Capital. Buyer shall promptly deliver to each Shareholder (other than DCI), HIG Cayman and Optionholder its portion (determined in accordance with the last sentence of this clause (c)) of any amounts determined pursuant to this clause (c) to be due by Buyer by wire transfer of immediately available funds to one or more accounts designated by the Shareholder Representative to Buyer. The Shareholder Representative (on behalf of the Shareholders, HIG Cayman and the Optionholders) shall promptly deliver to Buyer from the Holdback Amount any amounts determined pursuant to this clause (c) to be due by the Shareholder Representative (on behalf of the Shareholders, HIG Cayman and the Optionholders) by wire transfer of immediately available funds to one or more accounts designated by Buyer to the Shareholder Representative. Any amounts to be received by any Shareholder, HIG Cayman or any Optionholder pursuant to this clause (c) shall be such additional amount that such Shareholder, HIG Cayman or Optionholder would have received at the Closing if the amount of any payment made pursuant to this clause (c) was added to the Purchase Price in calculating the Closing Shareholder Consideration, the HIG Consideration and the Closing Optionholder Consideration.

                  (d) In the calculation of the Estimated Net Working Capital and Preliminary and/or Final Net Working Capital as provided in this
         Section 1.03, a liability shall be accrued with respect to the potential state and local sales and use tax liability of Milliken & Michaels, Inc. (1) for the state of Texas pursuant to the audit referenced in that certain letter, dated February 8, 1999, to Milliken & Michaels, Inc. (the "Texas Audit") and (2) for the Commonwealth of Pennsylvania pursuant to an audit, if any, which may arise from the date hereof until the date which is six months after the Closing Date (the "Possible Pennsylvania Audit"), which accrual (the "Accrual") shall be deemed a Working Capital Liability; the Accrual shall be determined in the good faith judgment of the Shareholder Representative, as reasonably agreed to by Buyer. If the Accrual cannot be agreed upon by the Shareholder Representative and Buyer, the Shareholder Representative's determination of the Accrual shall be used in the determination of Estimated Net Working Capital. Upon the resolution of the Texas Audit or any Possible Pennsylvania Audit or on the date which is six months after the Closing Date if no Possible Pennsylvania Audit has been commenced on such date, if it is finally determined that the Accrual exceeded the actual amount of liability which the Company may have in connection with the Audit, such excess, if any, shall be paid (without interest) by the Buyer to the Shareholder Representative who shall allocate such excess as provided in the last sentence of Section 1.03 (c) above. Buyer additionally agrees that neither it nor any of its agents, employees, shareholders, or other affiliates shall communicate with or otherwise take any action with respect to any state or local authority in such a manner as would induce or incite such authority to assess any state or local tax liability.

                  1.04     The Closing.

                  (a) The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kirkland & Ellis located at 200 East Randolph Drive, Chicago, Illinois at 10:00 a.m. on the date which is the third business day following satisfaction or waiver of all of the closing conditions set forth in Article II hereof (other than those to be satisfied at the Closing) or on such other date or at such other location as is mutually agreeable to Buyer and the Shareholder Representative. The date and time of the Closing are herein referred to as the "Closing Date." If acceptable to the Shareholder Representative and Buyer, the Closing may be effected by facsimile transmission of the executed closing documents identified in
         Section 1.04(b) and Article II, by payment of the Purchase Price in the manner set forth in Section 1.04(b), and by sending original copies of the closing documents by reputable overnight delivery service, postage or delivery charges prepaid, for delivery to the parties at the addresses set forth in Section 13.05 on the first business day following the Closing Date.

                  (b) Subject to the terms and conditions set forth in this Agreement, the parties hereto shall consummate the following transactions (the "Closing Transactions") on the Closing Date:

                             (i) Buyer shall deliver to each Optionholder the amount of its Closing Optionholder Consideration, by wire transfer of immediately available funds to one or more accounts designated by the Shareholder Representative to Buyer prior to the Closing;

                            (ii) the Shareholder Representative (on behalf of the Optionholders) shall deliver to the Company the instruments (if any) evidencing all of the Options duly endorsed for transfer or accompanied by appropriate transfer documents and executed releases from each Optionholder releasing the Company and its Subsidiaries from any claims which such Optionholder may have against the Company and its Subsidiaries (other than claims related to such Optionholder's employment with the Company);

                           (iii) Buyer shall deliver to each Shareholder (other than DCI) and HIG Cayman the amount of its Closing Shareholder Consideration and HIG Consideration, respectively, by wire transfer of immediately available funds to one or more accounts designated by the Shareholder Representative to Buyer prior to the Closing;

                            (iv) the Shareholder Representative (on behalf of the Shareholders (other than DCI) and HIG Cayman) shall deliver to Buyer stock certificates representing the Shares and the DCI Shares duly endorsed for transfer or accompanied by duly executed stock powers and executed releases from each Shareholder and HIG Cayman releasing the Company and its Subsidiaries from any claims which such Shareholder may have against the Company and its Subsidiaries (other than claims related to such Shareholder's employment with the Company);

                             (v) Buyer shall repay, or cause to be repaid, on behalf of the Company and its Subsidiaries, all amounts necessary to discharge fully the then outstanding balance of the Indebtedness by wire transfer of immediately available funds as directed by the holders of the Indebtedness set forth on the Indebtedness Schedule at or prior to the Closing, and the Shareholder Representative (on behalf of the Shareholders, HIG Cayman and the Optionholders) shall deliver to Buyer all appropriate payoff letters and releases and shall make arrangements reasonably satisfactory to Buyer for such holders to deliver lien releases and canceled notes at the Closing;

                            (vi) Buyer shall pay, or cause to be paid, on behalf of the Company, all amounts necessary to discharge fully all of the Company's then outstanding obligations under those certain Stock Appreciation Rights Agreements, dated April 15, 1997, by and between the Company and each of Michael Sanderson, Thomas V. Cefalu, III and David Israel (the "SAR Payments") by wire transfer of immediately available funds as directed by Michael Sanderson, Thomas V. Cefalu, III and David Israel at or prior to the Closing, and the Shareholder Representative (on behalf of the Shareholders, HIG Cayman and the Optionholders) shall deliver to Buyer all appropriate termination letters and releases at the Closing;

                           (vii) Buyer shall deliver the Warrants to the Shareholders (other than DCI), HIG Cayman and the Optionholders; and

                          (viii) Buyer, the Company and the Shareholder Representative (on behalf of the Shareholders, HIG Cayman and the Optionholders) shall make such other deliveries in accordance with
         Article II hereof.


                                   ARTICLE II

                              CONDITIONS TO CLOSING
                              ---------------------

                  2.01 Conditions to Buyer's Obligations. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing Date:

                  (a) The representations and warranties set forth in Articles III and IV hereof shall be true and correct in all material respects except that, with respect to the representations and warranties set forth in Section 3.03 and Section 3.04 and those representations and warranties which are modified by the terms "material," "Material Adverse Effect" or similar qualifications, such representations and warranties shall be true and correct in all respects, in either case, on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date;

                  (b) The Company, the Shareholders, HIG Cayman and the Optionholders shall have performed in all material respects all of the covenants and agreements required to be performed by them under this Agreement at or prior to the Closing;

                  (c) All of the consents which are set forth on the Third-Party Consents Schedule attached hereto shall have been obtained;

                  (d) The applicable waiting periods, if any, under the HSR Act shall have expired or been terminated;

                  (e) On or before the Closing Date, no action or proceeding shall have been commenced that prohibits or restrains or attempts to prohibit or restrain, and no order or judgment shall have been issued and no new law shall have been enacted, that prohibits or restrains or retroactively attempts to prohibit or restrain the consummation of the transactions contemplated by this Agreement;

                  (f) There shall not have been any material adverse change or material casualty loss (which is not substantially covered by insurance) affecting the Company and its Subsidiaries taken as a whole or their business, assets or financial condition taken as a whole, between the date of this Agreement and the Closing Date;

                  (g) The Company or the Shareholder Representative (on behalf of the Shareholders, HIG Cayman and the Optionholders), as the case may be, shall have delivered to Buyer each of the following:

                          (i) a certificate of the Company in the form set forth in Exhibit B attached hereto, dated the Closing Date, stating that the preconditions specified in subsections (a) through (e) hereof, inclusive, as they relate to the Company have been satisfied;

                         (ii) a certificate of the Shareholder Representative (on behalf of the Shareholders, HIG Cayman and the Optionholders) in the form of Exhibit C attached hereto, dated the Closing Date, stating that the preconditions specified in subsections (a), (b), (c) and (f) as they relate to the Shareholders, HIG Cayman and the Optionholders have been satisfied;

                        (iii) evidence of the third party and governmental consents described in subsections (c) and (d) above;

                         (iv) the instruments (if any) evidencing the Options the stock certificates representing the Shares and the stock certificates representing the DCI Shares, in each case duly endorsed for transfer or accompanied by duly executed stock powers or transfer documents;

                          (v) all minute books, stock books, ledgers and registers, corporate seals and other corporate records relating to the organization, ownership and maintenance of the Company, its Subsidiaries and DCI;

                         (vi) resignations effective as of the Closing Date from such officers and directors of the Company or its Subsidiaries as Buyer shall have requested in writing and delivered to the Shareholder Representative not less than five days prior to the Closing Date;

                        (vii) a copy of the Certificate of Incorporation or Articles of Incorporation of each of the Company, its Subsidiaries and DCI, certified by the Secretary of State of the state in which each is incorporated and a Certificate of Good Standing or equivalent certificate from the state in which each is incorporated and each state in which each is duly qualified to transact business;

                       (viii) a certificate signed by each of the Shareholders (other than DCI), HIG Cayman and Optionholders acknowledging (A) the respective amounts of the Purchase Price to be paid to them at Closing, as determined pursuant to Sections 1.02(A), (B) and (C) which amounts shall be set forth in an annex to such certificate and shall additionally be provided to Buyer on or before the Closing Date, and
         (B) their respective percentage interests for determining their interest in any adjustment to the Purchase Price determined pursuant to
         Section 1.03;

                         (ix) opinions of counsel from Kirkland & Ellis as to the matters concerning the Company set forth as Exhibit D-1 attached hereto and from Kirkland & Ellis or other firm reasonably acceptable to Buyer as to the matters concerning the Shareholders, HIG Cayman and the Optionholders set forth as Exhibit D-2 attached hereto;

                          (x) certified copies of the resolutions duly adopted by the board of directors (or its equivalent governing body) of the Company and HIG Cayman, and of any Shareholder or Optionholder which is not a natural person, authorizing the execution, delivery and performance of this Agreement;

                         (xi) the documents, instruments, stock certificates required to be delivered to Buyer pursuant to Section 1.04(b); and

                        (xii) all other documents, certificates, instruments and writings reasonably requested to be delivered by the Company at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

                  2.02 Conditions to the Shareholders', HIG Cayman's and the Optionholders' Obligations. The obligations of the Shareholders, HIG Cayman and the Optionholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions as of the Closing
Date:

                  (a) The representations and warranties set forth in Article V hereof shall be true and correct in all material respects except that, with respect to the representations and warranties which are modified by the term "material" or similar qualifications, such representations and warranties shall be true and correct in all respects, in either case, on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date;

                  (b) Buyer shall have performed in all material respects all the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing;

                  (c) The applicable waiting periods, if any, under the HSR Act shall have expired or been terminated;

                  (d) On or before the Closing Date, no action or proceeding shall have been commenced that prohibits or restrains or attempts to prohibit or restrain, and no order or judgment shall have been issued and no new law shall have been enacted, that prohibits or restrains or retroactively attempts to prohibit or restrain the consummation of the transactions contemplated by this Agreement;

                  (e) Buyer shall have delivered to the Shareholder Representative, an opinion of counsel from Blank Rome Comisky & McCauley LLP as to the matters concerning the Buyer set forth as Exhibit E attached hereto;

                  (f) Buyer shall have delivered to the Shareholder Representative certified copies of the resolutions duly adopted by Buyer's board of directors (or its equivalent governing body) authorizing the execution, delivery and performance of this Agreement;

                  (g) Buyer shall have executed and delivered to the Shareholder Representative the Registration Rights Agreement attached hereto as Exhibit G;

                  (h) Buyer shall have delivered to the Shareholder Representative (on behalf of the Shareholders and the Optionholders) a certificate in the form set forth as Exhibit F attached hereto, dated the Closing Date, stating that the preconditions specified in subsections (a) through (d) hereof, inclusive, have been satisfied; and

                  (i) The Closing Transactions set forth in Section 1.04(b)(i),
         (iii), (vi) and (vii) shall have been completed.

                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
               EACH SHAREHOLDER, HIG CAYMAN AND EACH OPTIONHOLDER
               --------------------------------------------------

                  Each Shareholder, HIG Cayman and each Optionholder, solely for himself or itself (on a several, and not joint basis), represents and warrants to Buyer as follows:

                  3.01 Authority. Such Shareholder, HIG Cayman or such Optionholder (as the case may be) has all requisite power and authority and full legal capacity to execute and deliver this Agreement and to perform his or its obligations hereunder.

                  3.02 Execution and Delivery; Valid and Binding Agreement. This Agreement has been duly executed and delivered by such Shareholder, HIG Cayman or such Optionholder (as the case may be), and assuming that this Agreement is the valid and binding agreement of Buyer, this Agreement constitutes the valid and binding obligation of such Shareholder or such Optionholder (as the case may be), enforceable in accordance with its terms.

                  3.03 Ownership of Capital Stock. Such Shareholder or such Optionholder, as the case may be, is the record and beneficial owner of the number of Shares or Options, as applicable, as set forth opposite his or its name on the attached Shareholders Schedule or Optionholders Schedule, as the case may be. On the Closing Date, such Shareholder shall transfer to Buyer good title to such Shares and such Optionholder shall transfer to the Buyer such Options, in either case free and clear of all claims, pledges, security interests, liens, charges, encumbrances, options, proxies, voting trusts or agreements and other restrictions and limitations of any kind, other than applicable federal and state securities law restrictions.

                  3.04 Ownership of DCI Shares. HIG Cayman is the record and beneficial owner of the DCI Shares. The DCI Shares represent 100% of the issued and outstanding stock of DCI. On the Closing Date, HIG Cayman shall transfer to Buyer good title to such DCI Shares, free and clear of all claims, pledges, security interests, liens, charges, encumbrances, options, proxies, voting trusts or agreements and other restrictions and limitations of any kind, other than applicable federal and state securities law restrictions.

                  3.05 DCI. HIG Cayman and DCI hereby represent and warrant to Buyer that (i) DCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder;
(ii) the execution, delivery and performance of this Agreement by DCI and the consummation of the transactions contemplated hereby have been approved by all requisite corporate action; (iii) DCI is not subject to or obligated under its Certificate of Incorporation, its Bylaws, any law, or rule statute, regulation or order, judgment or decree, or any material agreement or instrument, or any license, franchise or permit, which would be breached or violated in any material respect by DCI's execution, delivery or performance of this Agreement;
(iv) DCI's sole asset is the Shares; and (v) since its formation, the only activities DCI has conducted are to hold the Shares and to enter into the transactions contemplated by this Agreement.

                  3.06 HIG Cayman. HIG Cayman hereby represents and warrants that its sole asset is the DCI Shares and that since its formation, the only activities HIG Cayman has conducted are to hold the DCI Shares and to enter into the transactions contemplated by this Agreement.

                  3.07 Brokerage. Except for the fees and expenses of Merrill Lynch & Co. and the fees of H.I.G. Capital Management, Inc. (both of which shall be paid by the Shareholders and the Optionholders), there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of any Shareholder, any Optionholder or the Company.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

                  The Company represents and warrants to Buyer that:

                  4.01 Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Company has all requisite corporate power and authority and all authorizations, licenses and permits necessary to own and operate its properties and to carry on its businesses as now conducted, except where the failure to hold such authorizations, licenses and permits would not have a material adverse effect upon the business, assets, financial condition or operating results of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect"). The Company is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business as now conducted requires it to qualify, which jurisdictions are listed on the Regulatory Permits Schedule, except where the failure to be so qualified would not have a Material Adverse Effect. The Company and its Subsidiaries hold all permits, licenses, approvals, certificates and registrations of any governmental or regulatory authority whether within or outside the United States (collectively, "Permits") which are necessary for the conduct of their operations except those Permits the failure to hold which would not have a Material Adverse Effect. All such Permits are in full force and effect, no violations which have not been remedied have been recorded in respect of any Permit and neither the Company nor any Subsidiary is in default, nor has received any notice of any claim of default, with respect to any such Permit or of any notice of any other claim or Proceeding relating to any such Permit. The Regulatory Permits Schedule sets forth each of the Permits held by the Company and the Subsidiaries.

                  4.02 Subsidiaries. Except as set forth on the attached Subsidiary Schedule, neither the Company nor any of its Subsidiaries owns or holds the right to acquire any stock, partnership interest, joint venture interest or other equity ownership or participation interest in any other Person. Each of the Subsidiaries identified on the Subsidiary Schedule is validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority and all authorizations, licenses and permits necessary to own its properties and to carry on its businesses as now conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of businesses as now conducted requires it to qualify, except in each such case where the failure to hold such authorizations, licenses and permits or to be so qualified would not have a Material Adverse Effect. All of the capital stock of each of the Subsidiaries is owned by the Company of record and beneficially, and the Company has good and valid legal title to all of the capital stock of the Subsidiaries, free and clear of any liens other than as disclosed on the Lien Schedule.

                  4.03 Authorization; No Breach; Valid and Binding Agreement. Except as set forth on the attached Authorization Schedule, the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been approved by all corporate actions required by Company's board of directors and its shareholders and do not conflict with or result in any breach of, constitute a default under, result in a violation of, result in the creation of any lien, security interest, charge or encumbrance upon any assets of the Company or any of its Subsidiaries, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the Company's or any of its Subsidiary's certificate or articles of incorporation or bylaws or any material indenture, mortgage, lease, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is bound, or any law, statute, rule or regulation or order, judgment or decree to which the Company or any of its Subsidiaries is subject. Assuming that this Agreement is a valid and binding obligation of Buyer, this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The Permits Notification Schedule sets forth each of the Permits listed on the Regulatory Permits Schedule which will or may require notification and/or approval by a governmental authority for its continued use in connection with the business of the Company and the Subsidiaries after the consummation of the transactions contemplated hereby.

                  4.04 Capital Stock. The authorized number of shares of capital stock of the Company ("Common Stock") consists of 150,000 shares of the Company's Class A Common Stock, par value $.01 per share and 14,000 shares of the Company's Class B Common Stock, par value $.01 per share, 10,000 shares of Class C Common Stock, par value $.01 per share, 25,000 shares of Class D Common Stock, par value $.01 per share. As of the date hereof, 100,000 shares of Common Stock are issued and outstanding and are owned of record and beneficially by the Shareholders in the amounts as set forth on the attached Shareholders Schedule. All of the outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable. Except as set forth on the Capital Stock Schedule, the Company does not have any other capital stock, equity securities, securities or rights containing any equity features authorized, issued or outstanding, and there are no agreements, options, warrants, stock appreciation rights, phantom stock plans or other rights or arrangements existing or outstanding which provide for the sale or issuance of any of the foregoing by the Company. Except as set forth on the attached Capital Stock Schedule, there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire any shares of capital stock or other equity securities of the Company of any kind. Except as set forth on the Capital Stock Schedule, there are no agreements or other obligations (contingent or otherwise) which require the Company to repurchase or otherwise acquire any shares of the Company's capital stock or other equity securities.

                  4.05 Financial Statements. The Company has furnished Buyer with copies of its (i) unaudited balance sheet with respect to the Company as of February 28, 1999, and the related statement of income for the two-month period then ended (such balance sheet referred to herein as the "Latest Balance Sheet") and (ii) audited balance sheets and statements of income with respect to the

Company as of and for the fiscal year ended December 31, 1998 and the period from April 15, 1997 through December 31, 1997. Except as set forth on the attached Financial Statements Schedule, such financial statements have been based upon the information concerning the Company contained in the Company's books and records, and present fairly in all material respects the financial condition and results of operations of the Company as of the times and for the periods referred to therein in accordance with GAAP (subject, in the case of the unaudited financial statements, to normal year-end audit adjustments). All funds collected on behalf of customers by the Company or the Subsidiaries have been properly remitted to customers or are properly reflected on the financial statements of the Company and its Subsidiaries. The books and records of the Company and its Subsidiaries fairly reflect in all material respects the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept maintained and are in compliance in all material respects with all applicable legal and accounting requirements. The minute books of the Company, its Subsidiaries and DCI contain records which are accurate in all material respects of all corporate actions of the respective shareholders and board of directors of the Company, its Subsidiaries and DCI.

                  4.06 Absence of Certain Developments. Since the date of the Latest Balance Sheet, there has not been any material casualty loss (which is not substantially covered by insurance) or any material adverse change in the business, assets, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole. Except as set forth on the attached Developments Schedule and except as expressly contemplated by this Agreement, since the date of the Latest Balance Sheet, neither the Company nor any Subsidiary has individually or in the aggregate:

                  (a) borrowed any amount (other than pursuant to the Company's and its Subsidiaries' existing credit facilities) or incurred or become subject to any material liabilities (other than liabilities incurred in the ordinary course of business and consistent with past practice, liabilities under contracts entered into in the ordinary course of business and consistent with past practice and borrowings from banks (or similar financial institutions) necessary to meet ordinary course working capital requirements and which in any event will not exceed an aggregate of $250,000);

                  (b) mortgaged, pledged or subjected to any lien, charge or other encumbrance, any material portion of its assets, except Permitted Liens;

                  (c) sold, assigned, leased, licensed or transferred any material portion of its tangible assets, except in the ordinary course of business and consistent with past practice;

                  (d) sold, assigned or transferred any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets, except in the ordinary course of business and consistent with past practice;

                  (e) suffered any material extraordinary losses or waived any rights of material value;

                  (f) issued, sold or transferred any of its capital stock or other equity securities, securities convertible into its capital stock or other equity securities or warrants, options or other rights to acquire its capital stock or other equity securities, or any bonds or debt securities;

                  (g) made any material capital expenditures or commitments therefor in excess of the allotted capital expenditure budget of the Company and its Subsidiaries copies of which have been delivered to Buyer; or

                  (h) entered into any other material transaction or contract, except in the ordinary course of business and consistent with past practice; or

                  (i) has taken any of the actions or done any of the things described in clause (b) of Section 6.01.

For the purpose of this Section 4.06, "material" means the sum of $250,000 with respect to any transaction or series of related transactions.

                  4.07     Title to Properties.

                  (a) Except as set forth on the Lien Schedule, the Company owns good and marketable title to all of the personal property shown on the Latest Balance Sheet, free and clear of all liens, security interests and other encumbrances, except for Permitted Liens.

                  (b) Neither the Company nor any Subsidiary owns any real property. The real property demised by the leases (the "Leased Real Property") described on the attached Real Property Schedule constitutes all of the real property leased by the Company and its Subsidiaries. The Leased Real Property leases are in full force and effect, and the Company or a Subsidiary holds a valid and existing leasehold interest under each of the leases. The Company has delivered or made available to Buyer complete and accurate copies of each of the leases described on the Real Property Schedule, and none of the leases have been modified in any material respect, except to the extent that such modifications are disclosed by the copies delivered or made available to Buyer. Neither the Company nor any Subsidiary is in default in any material respect under any of such leases and, to the knowledge of the Company, the other party to such leases is not in default in any material respect. No notice from any lessor, governmental body or other Person has been received by Company or any Subsidiary claiming any material violation of, or breach or default under, any lease or law.

                  (c) To the Company's knowledge, the Company and each of its Subsidiaries possess all of their respective material assets and property that are leased from other persons under valid and enforceable contracts. The Company and its Subsidiaries have all assets necessary to operate, or which are material to the operation of, its respective businesses. The property and assets of the Company and its Subsidiaries, wherever located, are generally in good condition, ordinary wear and tear excepted.

                  4.08 Tax Matters. (a) Except as set forth on the Taxes
Schedule,

                           (i) Each of the Company and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by any of the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid or properly accrued. None of the Company and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return which has not been timely filed. There are no liens for Taxes on any of the assets of any of the Company and its Subsidiaries other than Taxes not yet due and payable.

                           (ii) To the Company's knowledge, each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                           (iii) There is no dispute or claim concerning any Tax Liability of any of the Company and its Subsidiaries either claimed or raised by any authority in writing.

                           (iv) None of the Company and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                           (v) None of the Company and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G, and none of the Company and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). None of the Company and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of the Company and its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                           (vi) The unpaid Taxes of the Company and its Subsidiaries (A) did not, as of the date of the Latest Balance Sheet, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Latest Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns.

                  (b) The Taxes Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to any of the Company and its Subsidiaries for taxable periods ended on or after April 15, 1997, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has made available to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries since April 15, 1997.

                  4.09     Contracts and Commitments.

                  (a) Except as set forth on the attached Contracts Schedule, neither the Company nor any Subsidiary is party to any: (i) collective bargaining agreement or contract with any labor union; (ii) written bonus, pension, profit sharing, retirement or other form of deferred compensation plan, other than as described in Section 4.13 or the schedules relating thereto; (iii) stock purchase, stock option or similar plan; (iv) written contract for the employment or engagement of any officer, individual employee or other person on a full-time or consulting basis; (v) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any material portion of the Company's or any Subsidiary's assets; (vi) guaranty of any obligation for borrowed money or other material guaranty; (vii) lease, license, or agreement under which it is lessee or licensee of, or holds or operates any personal property owned by any other party, for which the annual rental exceeds $25,000; (viii) lease or license agreement under which it is lessor or licensor of or permits any third party to hold or operate any property, real or personal, for which the annual rental exceeds $25,000; (ix) contract or group of related contracts with the same party for the purchase of products or services, under which the undelivered balance of such products and services has a selling price in excess of $25,000; (x) contract or group of related contracts with the same party for the sale of products or services under which the undelivered balance of such products or services has a sales price in excess of $25,000; or (xi) contract which prohibits the Company or any Subsidiary from freely engaging in business anywhere in the world; (xii) any software license or contract (excluding licenses for "off the shelf" software which is generally commercially available), (xiii) contracts under which any rights in and/or ownership of any material part of the customer base, business or assets of any of the Company or any of its Subsidiaries, or any shares or other ownership interests in any of the Company or any of its Subsidiaries was acquired; and (xiv) any other agreement, arrangement or contract under which the Company or any of its Subsidiaries has any ongoing obligations that contemplates or involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $25,000 in the aggregate, or contemplates or involves the performance of services having a value in excess of $25,000 in the aggregate under which the Company or any of its Subsidiaries has any ongoing obligations, including without limitation, any escrow agreements or indemnification agreements.

                  (b) Buyer either has been supplied with, or has been given access to, true and correct copies of all written contracts which are referred to on the Contracts Schedule, together with all amendments, waivers or other changes thereto.

                  (c) Other than under Section 10.15 of the Stock Purchase Agreement, dated July 17, 1998, by and among the Company, International Account Systems, Inc., Robert P. Kouwe, Richard L. Kouwe and Milliken & Michaels, Inc. (the "IAS Purchase Agreement"), neither the Company nor any Subsidiary is in default under any contract listed on the Contracts Schedule, except where such default would not have a Material Adverse Effect. To the knowledge of the Company, each such contract is in full force and effect in accordance with its terms and in accordance with any amendments to such contract which have been disclosed or made available to Buyer. Except as set forth in Contracts Schedule, neither the Company nor any Subsidiary has given or received written notice of a material default or notice of termination with respect to any contract listed in the Contracts Schedule.

                  4.10     Intellectual Property.

                  (a) All of the patents, registered trademarks, registered service marks, registered copyrights, application for any of the foregoing and material unregistered trademarks, service marks, copyrights, trade names and corporate names used in the conduct of the Company's and its Subsidiaries' respective businesses (collectively, "Intellectual Property") are set forth on the attached Intellectual Property Schedule. Except as set forth on the Intellectual Property Schedule (i) the Company or its Subsidiaries owns and possesses all right, title and interest in and to, or possesses the valid right to use, any material Intellectual Property; (ii) neither the Company nor any Subsidiary has received any written notices of infringement or misappropriation from any third party with respect to any material Intellectual Property; and (iii) to the Company's knowledge, neither the Company nor any Subsidiary is currently infringing on intellectual property rights of any other Person. Neither the Company nor any Subsidiaries is in violation of any material provisions of any "off the shelf" software license to which it is a party.

                  (b) The Company or a Subsidiary owns free and clear of any liens or has valid licenses or other rights to use all computer software programs necessary to permit the Company and its Subsidiaries to conduct their operations as currently conducted. With respect to the software owned or used by the Company or any Subsidiary, to the Company's knowledge, each component of such software that creates, accepts, displays, stores, retrieves, accesses, recognizes, distinguishes, compares, sorts, manipulates, processes, calculates or otherwise uses dates or date-related data will do so accurately, without operating defects, using dates in the 20th and 21st centuries, and will not be materially adversely affected by the advent of the year 2000, the advent of the 21st century, or the transition from the 20th century through the year 2000 and into the 21st century.

                  4.11 Litigation. Except as set forth on the attached Litigation Schedule, there are no actions, suits, proceedings or investigations pending or, to the Company's knowledge, overtly threatened against the Company or any Subsidiary, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would result in liability to the Company or any Subsidiary in excess of $50,000 individually or $250,000 in the aggregate, and neither the Company nor any Subsidiary is subject to any outstanding judgment, order or decree of any court or governmental body. As to each matter described on the Litigation Schedule, accurate and complete copies of all pertinent pleadings, judgments, orders, correspondence and other legal documents requested by Buyer have been made available to Buyer. If prior to the Closing, the Company or any Subsidiary is served with process or receives notice that an action, suit, proceeding or investigation may be commenced against it, the Company shall promptly notify Buyer.

                  4.12 Governmental Consents, etc. Except for the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), no material permit, consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority is required in connection with any of the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of any other transaction contemplated hereby.

                  4.13     Employee Benefit Plans.

                  (a) Except as listed on the attached Employee Benefits Schedule, with respect to employees and former employees of the Company or any of its Subsidiaries, neither the Company nor any Subsidiary maintains or contributes or has an obligation to contribute to (i) any nonqualified deferred compensation or retirement plans, (ii) any qualified defined contribution retirement plans, (iii) any qualified defined benefit pension plans (the plans described in (ii) and (iii) are collectively referred to as the "Pension Plans"), and (iv) any welfare benefit plans and other material fringe benefit plans (the "Welfare Plans"). The Pension Plans and the Welfare Plans are collectively referred to as the "Plans." Each of the Pension Plans has received a favorable determination letter from the Internal Revenue Service that such Plan is a "qualified plan" under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), the related trusts are exempt from tax under Section 501(a) of the Code, and the Company is not aware of any facts or circumstances that would jeopardize the qualification of such Pension Plan. The Plans comply in form and in operation in all material respects with the requirements of the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                  (b) With respect to the Plans, (i) all required contributions have been made or properly accrued, (ii) other than with respect to any multiemployer Pension Plans, there are no actions, suits or claims pending, other than routine claims for benefits, and (iii) other than with respect to any multiemployer Pension Plans, there have been no "prohibited transactions" (as that term is defined in Section 406 of ERISA or Section 4975 of the Code).

                  (c) The Company has furnished to Buyer true and complete copies of (i) the most recent determination letter received from the Internal Revenue Service regarding the Plans, (ii) the latest financial statements for the Plans and latest prepared actuarial reports and
         (iii) copies of all of the documents described in paragraph (a) of this Section.

                  (d) None of the Company, its Subsidiaries or, to the Company's knowledge, any of its directors, officers, employees or any other "fiduciary," as such term is defined in Section 3 of ERISA, has committed any material breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the Plans which would subject Buyer, its subsidiaries or any of their respective directors, officers or employees to any material liability under ERISA or any applicable law.

                  (e) Neither the Company nor any Subsidiary has incurred any material liability for any tax or civil penalty imposed by Section 4975 of the Code or Section 502 of ERISA.

                  4.14 Insurance. The attached Insurance Schedule lists each material insurance policy maintained by the Company and its Subsidiaries. All of such insurance policies are in full force and effect, neither the Company nor any Subsidiary is in material default with respect to its obligations under any of such insurance policies and all premiums due thereon have been paid (other than such amounts as are disputed in good faith by the Company or any Subsidiary). Set forth on the Insurance Schedule is a list of all pending claims under such policies. The Company has not within the twelve months prior to the date of this Agreement received any written notice from or on behalf of any insurance carrier issuing policies or binders relating to or covering the Company and its Subsidiaries that there will be a cancellation or non-renewal of existing policies or binders.


                  4.15 Compliance with Laws. The Company and each Subsidiary is and has been in compliance in all material respects with all applicable laws, regulations, orders and judgments of foreign, federal, state and local governments and all agencies thereof.

                  4.16     Environmental Compliance and Conditions.

                  (a) To the Company's knowledge, the Company and its Subsidiaries have obtained and possesses all material permits, licenses and other authorizations required under federal, state and local laws and regulations concerning public health and safety, worker health and safety, and pollution or protection of the environment in effect on or prior to the Closing Date, including all such laws and regulations relating to the emission, discharge, release or threatened release of any chemicals, petroleum, pollutants, contaminants or hazardous or toxic materials, substances or wastes into ambient air, surface water, groundwater or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any chemicals, petroleum, pollutants, contaminants or hazardous or toxic materials, substances or waste ("Environmental and Safety Requirements"), except where the failure to possess such licenses, permits and authorizations would not have a Material Adverse Effect.

                  (b) Except as set forth on the attached Environmental Compliance Schedule, to the Company's knowledge, the Company and its Subsidiaries are in compliance with all terms and conditions of all permits, licenses and authorizations described in 4.16(a) and are also in compliance with all other Environmental and Safety Requirements and all written notices or demand letters issued, entered, promulgated or approved thereunder, except where the failure to comply would not have a Material Adverse Effect.

                  (c) To the Company's knowledge, neither the Company nor any Subsidiary has received any written notice of violations or liabilities arising under Environmental and Safety Requirements, including any investigatory, remedial or corrective obligation, relating to the Company, its Subsidiaries or their facilities and arising under Environmental and Safety Requirements.

                  (d) This Section 4.16 constitutes the sole and exclusive representations and warranties of the Company with respect to Environmental Safety Requirements and all other environmental matters.

                  4.17 Affiliated Transactions. Except as set forth on the attached Affiliated Transactions Schedule, no officer, director, shareholder or Affiliate (including, without limitation, DCI) of the Company, any Subsidiary or any individual in such officer's, director's or shareholder's immediate family is a party to any material agreement, contract, commitment or transaction with the Company or its Subsidiaries or has any material interest in any material property used by the Company or its Subsidiaries.

                  4.18 Absence of Undisclosed Liabilities. Except (a) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the Latest Balance Sheet, and (b) as otherwise disclosed on the Latest Balance Sheet or in the Liabilities Schedule, since December 31, 1998, neither the Company nor any Subsidiary has incurred any debt, liabilities or obligations of any nature, whether absolute, accrued, unmatured, contingent, known or unknown or otherwise, or any unsatisfied judgments or any leases of personalty or realty or unusual or extraordinary commitments liabilities or obligations (whether direct, indirect, accrued or contingent) required to be presented on the Company's balance sheet in accordance with GAAP.

                  4.19 Employee Relations. Neither the Company nor any Subsidiary has been a party to or bound by any union or collective bargaining contract, nor is any such contract currently in effect or being negotiated by or on behalf of the Company or any Subsidiary. Except as set forth in the Employee Relations Schedule, neither the Company nor any Subsidiary is a party to any written or oral employment agreement with any of its officers, directors, employees, consultants, agents, or other persons which is not terminable by the Company or its Subsidiaries at will without penalty or cost to the Company or its Subsidiaries. There are no pending, nor, to the knowledge of the Company, threatened walkouts, strikes, union organizing efforts or labor disturbances or any pending arbitration, unfair labor practice, grievance, or other proceeding of any kind with respect to the Company's or any Subsidiary's employees. Upon termination of the employment of any of its employees, neither the Company nor any Subsidiary will by reason of any action taken or agreement, contract, arrangement or plan be liable to any of its employees for severance pay or any other payments, except as and to the extent set forth in the Employee Relations Schedule. Since April 15, 1997, the Company and its Subsidiaries have not had an "employment loss" within the meaning of the Workers' Adjustment and Retraining Notification Act ("WARN Act") and the regulations thereunder.


                  4.20 Questionable Payments. To the knowledge of the Company, within the last two years no current or former director, executive, officer, representative, agent or employee of the Company or any of its Subsidiaries

(when acting in such capacity or otherwise on behalf of the Company or any of its Subsidiaries), (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees; (c) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977, (d) has established or maintained, or is maintaining, any unlawful or unrecorded fund of corporate monies or other properties; (e) has made at any time since April 15, 1997, any false or fictitious entries on the books and records of any of the Company or any of its Subsidiaries; (f) has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature using corporate funds or otherwise on behalf of the Company or any of its Subsidiaries; or (g) made any material favor or gift that is not deductible for federal income tax purposes using corporate funds or otherwise on behalf of the Company or any of its Subsidiaries.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

                  Buyer represents and warrants to the Shareholders, HIG Cayman, the Optionholders and the Company that:

                  5.01 Organization and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder.

                  5.02 Authorization; Valid and Binding Agreement. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby, including the issuance of the Warrants, have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. Assuming that this Agreement is a valid and binding obligation of the Shareholders, HIG Cayman, the Optionholders and the Company, this Agreement and the Warrants constitute valid and binding obligations of Buyer, enforceable in accordance with their terms.

                  5.03 No Breach. Buyer is not subject to or obligated under its certificate of incorporation, its bylaws, any applicable law, or rule or regulation of any governmental authority, or any material agreement or instrument, or any license, franchise or permit, or subject to any order, writ, injunction or decree, which would be breached or violated in any material respect by Buyer's execution, delivery or performance of this Agreement, including the issuance of the Warrants.

                  5.04 Governmental Consents, etc. Except for the applicable requirements of the HSR Act, Buyer is not required to submit any material notice, report or other filing with any governmental authority in connection with the execution, delivery or performance by it of this Agreement or the consummation of the transactions contemplated hereby. No consent, approval or authorization of any governmental or regulatory authority or any other party or Person is required to be obtained by Buyer in connection with its execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. The issuance of the Warrants by Buyer does not require registration under the Securities Act of 1933, as amended (the "Act"), and is otherwise in compliance with all applicable federal, state or local laws.

                  5.05 Litigation. There are no actions, suits or proceedings pending or, to the Buyer's knowledge, overtly threatened against or affecting Buyer at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would materially adversely affect Buyer's performance under this Agreement or the consummation of the transactions contemplated hereby.

                  5.06 Brokerage. Except for the fees and expenses of Donaldson, Lufkin & Jenrette (which shall be paid by Buyer), there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer.

                  5.07 Investment Representation. Buyer is purchasing the Shares, the DCI Shares and the Options for its own account with the present intention of holding such securities for investment purposes and not with a view to or for sale in connection with any public distribution of such securities in violation of any federal or state securities laws. Buyer is an "accredited investor" as defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

                  5.08 Financing. Buyer has and shall have at the Closing sufficient cash and available credit facilities (and has provided evidence thereof satisfactory to the Shareholder Representative) to pay the full consideration payable to the Shareholders and the Optionholders hereunder, to make all other necessary payments by it in connection with the purchase of the Shares, the DCI Shares and the Options and to pay all of its related fees and expenses.


                                   ARTICLE VI

                              PRE-CLOSING COVENANTS
                              ---------------------

                  6.01     Conduct of the Business.

                  (a) From the date hereof until the Closing Date, the Company shall use its, and the Shareholders, HIG Cayman and the Optionholders shall cause the Company and its Subsidiaries to use their, commercially reasonable efforts to carry on its and their businesses according to their ordinary course of business and substantially in the same manner as heretofore conducted. The Company and its Subsidiaries will use all commercially reasonable efforts to preserve intact their business organization, to keep available the services of their officers and employees and to maintain satisfactory relationships with customers, suppliers and others having business relationships with them and will take no action which would materially adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement, or the timing thereof; provided that, the foregoing notwithstanding, the Company may use all available cash in excess of working capital requirements to repay any Indebtedness and satisfy its obligations under those Stock Appreciation Rights Agreements described in Section 1.04(b)(vi) hereof prior to the Closing. The Company shall consult with Buyer as to the management of business and affairs of the Company and its Subsidiaries at such reasonable times as Buyer may reasonably request.

                  (b) From the date hereof until the Closing Date, except as otherwise provided for by this Agreement or consented to in writing by Buyer, the Company shall not and shall not permit any Subsidiary to, and the Shareholders, HIG Cayman, and the Optionholders shall not permit the Company or any Subsidiary to, (i) issue, sell or transfer any shares of its or any Subsidiary's capital stock or other equity securities, (ii) issue, sell or transfer any securities convertible into, or options with respect to, warrants to purchase or rights to subscribe for any shares of its or any Subsidiary's capital stock or other equity securities; (iii) effect any recapitalization, reclassification, stock dividend, stock split or like change in its capitalization; (iv) amend its or any Subsidiary's certificate or articles of incorporation or bylaws; (v) make any redemption or purchase of any shares of its or any Subsidiary's capital stock; (vi) borrow any amount (other than pursuant to the Company's and its Subsidiaries' existing credit facilities) or incur or become subject to any material liabilities (other than liabilities incurred in the ordinary course of business and consistent with past practice, liabilities under contracts entered into in the ordinary course of business and consistent with past practice and borrowings from banks (or similar financial institutions) necessary to meet ordinary course working capital requirements and which in any event do not exceed an aggregate of $250,000); (vii) mortgage, pledge or subject to any lien, charge or other encumbrance, any material portion of its assets, except Permitted Liens; (viii) sell, assign, lease, license or transfer any material portion of its tangible assets, except in the ordinary course of business and consistent with past practice; (ix) sell, assign, lease, license or transfer any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets, except in the ordinary course of business and consistent with past practice; (x) waive any rights of material value; (xi) issue, sell or transfer any bonds or debt securities;(xii) make any material capital expenditures or commitments in excess of amounts previously budgeted therefor;
         (xiii) enter into any material transaction or contract, except in the ordinary course of business and consistent with past practice; (xiv) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any Person except in the ordinary course of business and consistent with past practice; (xv) increase in any manner the compensation of any of its directors, officers or employees except in the ordinary course of business, consistent with past practice as part of their regularly scheduled review; (xvi) pay or agree to pay any pension, retirement allowance or other employee benefit not required, or enter into or amend or agree to enter into or amend any agreement or arrangement with any of its directors, officers or employees, whether past or present, relating to any such pension, retirement allowance or other employee benefit, except as required under currently existing agreements, plans or arrangements; (xvii) grant any severance or termination pay to, or enter into or amend any employment, severance or change in control agreement with, any of its directors, officers or employees; or (xviii) enter into or become obligated under any collective bargaining agreement or any agreement with any labor union or association representing employees, pension plan, welfare plan, multiemployer plan, employee benefit plan, benefit arrangement, or similar plan or arrangement, which was not in existence on the date hereof, including any bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other benefit plan, agreement or arrangement, or employment or consulting agreement with or for the benefit of any Person, or amend any of such plans or any of such agreements in existence on the date hereof; (xix) make any change in the accounting methods or accounting practices followed by the Company and its Subsidiaries, except as required by GAAP; (xx) settle any action, suit, claim, investigation or proceeding (whether legal, administrative or arbitrative) in excess of $100,000 other than any action, suit, claim, investigation or proceeding involving claim against a predecessor of the Company or any Subsidiary; (xxi) merge with or into or consolidate with any other Person (other than between Subsidiaries) or make any acquisition of all or any part of the assets or capital stock or business of any other Person except for tangible property acquired in the ordinary course of business and consistent with past practice; or (xxii) agree or become legally bound to do any of the foregoing.

                  6.02 Access to Books and Records. From the date hereof until the Closing Date, the Company shall provide Buyer and its authorized representatives ("Buyer's Representatives") with full access at all reasonable times and upon reasonable notice to the offices, properties, personnel, books and records of the Company and its Subsidiaries in order for Buyer to have the opportunity to make such investigation as it shall reasonably desire to make of the affairs of the Company and its Subsidiaries. Buyer acknowledges that it remains bound by the Confidentiality Agreement, dated January 28, 1999, with the Company (the "Confidentiality Agreement").

                  6.03 Regulatory Filings. Promptly after the date hereof, the Company and its appropriate Affiliates shall make or cause to be made all filings and submissions (which shall be complete in all respects) under the HSR Act and any other material laws or regulations applicable to the Company and its Subsidiaries for the consummation of the transactions contemplated herein. The Company and its appropriate Affiliates shall use their reasonable best efforts to obtain termination of the waiting period or any review under the HSR Act. The Company shall coordinate and cooperate with Buyer in exchanging such information and assistance as Buyer may reasonably request in connection with all of the foregoing.

                  6.04 Conditions. The Company, HIG Cayman, each Shareholder and each Optionholder shall use commercially reasonable efforts to cause the conditions set forth in Section 2.01 to be satisfied and to consummate the transactions contemplated herein; provided that none of the Company, any Subsidiary, any Shareholder, HIG Cayman or any Optionholder shall be required to expend any funds to obtain any third-party or governmental consents described in
Section 2.01(c) or (d).

                  6.05 Exclusive Dealing. During the period from the date of this Agreement through the Closing or the earlier termination of this Agreement pursuant to Section 8.01, each Shareholder shall not take or permit any other Person on its behalf to take, and the Company shall not take, any action to encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person (other than Buyer and Buyer's Representatives) concerning any purchase of the Shares, any merger involving the Company, any sale of substantially all of the assets of the Company or similar transaction involving the Company (other than assets sold in the ordinary course of business) except to the extent not prohibited by Section 6.01(b).

                  6.06 Consulting Agreement. On or before the Closing Date, the Company (a) shall pay all of its obligations under that certain Consulting and Noncompetition Agreement dated April 15, 1997 (the "Consulting Agreement") by and between the Company and Michael G. Sanderson and shall have received a release signed by Michael G. Sanderson acknowledging the satisfaction in full of all of such obligations or (b) shall deliver to Buyer evidence that HIG Cayman or one of its Affiliates has assumed such obligations in full and a release signed by Michael G. Sanderson releasing the Company (as operated by Buyer after the Closing) and Buyer from liability thereunder. On or before the Closing Date, the Company shall have terminated the Consulting Agreement, dated April 15, 1997, by and between Milliken & Michaels, Inc. and H.I.G. Capital Management, Inc. and shall have received a release signed by H.I.G. Capital Management, Inc. acknowledging such termination.

                  6.07 Code Section 280G Consents. As of or prior to the Closing, the Company shall have received the consent of the Shareholders and such other documentation necessary to avoid the application of Code Section 280G.

                                   ARTICLE VII

                               COVENANTS OF BUYER
                               ------------------

                  7.01 Access to Books and Records. From and after the Closing, Buyer shall, and shall cause the Company to, provide the Shareholder Representative, the Shareholders and their authorized representatives with reasonable access (for the purpose of examining and copying), during normal business hours, to the books and records of the Company and its Subsidiaries with respect to periods prior to the Closing Date in connection with any matter whether or not relating to or arising out of this Agreement or the transactions contemplated hereby. Unless otherwise consented to in writing by the Shareholder Representative, the Company shall not, for a period of five years following the Closing Date, destroy, alter or otherwise dispose of any books and records of the Company, or any portions thereof, relating to periods prior to the Closing Date without first offering to surrender to the Shareholder Representative (on behalf of the Shareholders) such books and records or such portions thereof.

                  7.02 Notification. From the date hereof until the Closing Date, Buyer shall disclose to the Company and the Shareholder Representative in writing any material variances from Buyer's representations and warranties contained in Article V promptly upon discovery thereof.

                  7.03 Director and Officer Liability and Indemnification. For a period of five years after the Closing, Buyer shall not, and shall not permit the Company or any of its Subsidiaries, or their respective successors, to amend, repeal or modify any provision in the Company's or any of its Subsidiaries' certificate or articles of incorporation or bylaws as in existence on the date hereof relating to the exculpation or indemnification of any officers and directors (unless required by law), it being the intent of the parties that the officers and directors of the Company and its Subsidiaries shall continue to be entitled to such exculpation and indemnification to the full extent of the law.

                  7.04 Regulatory Filings. Promptly after the date hereof, Buyer shall make or cause to be made all filings and submissions (which shall be complete in all respects) under the HSR Act and any other laws or regulations applicable to Buyer as may be required of Buyer for the consummation of the transactions contemplated herein, and Buyer shall be responsible for all filing fees under the HSR Act. Buyer shall use its reasonable best efforts to obtain termination of the waiting period or any review under the HSR Act. Buyer shall coordinate and cooperate with the Company in exchanging such information and assistance as the Company may reasonably request in connection with all of the foregoing.

                  7.05 Conditions. Buyer shall use commercially reasonable efforts to cause the conditions set forth in Section 2.02 to be satisfied and to consummate the transactions contemplated herein.

                  7.06 Contact with Customers and Suppliers. Prior to the Closing, Buyer and Buyer's Representatives shall contact and communicate with the employees, customers and suppliers of the Company and its Subsidiaries in connection with the transactions contemplated hereby only with the prior written consent of the Company or the Shareholder Representative; provided, however, that Buyer and Buyer's Representatives may contact any of the Key Employees at reasonable times and upon reasonable notice.


                                  ARTICLE VIII

                                   TERMINATION
                                   -----------

                  8.01 Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by the mutual written consent of Buyer and the Shareholder Representative (on behalf of the Shareholders, HIG Cayman and the Optionholders);

                  (b) by Buyer, if there has been a material violation or breach by the Company, the Shareholders, HIG Cayman or the Optionholders of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of Buyer at the Closing and such violation or breach has not been waived by Buyer or, in the case of a covenant breach, cured by the Company, the Shareholders, HIG Cayman or the Optionholders within ten days after written notice thereof from Buyer;

                  (c) by the Shareholder Representative, if there has been a material violation or breach by Buyer of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Shareholders, HIG Cayman or the Optionholders at the Closing and such violation or breach has not been waived by the Shareholder Representative or, with respect to a covenant breach, cured by Buyer within ten days after written notice thereof by the Shareholder Representative, any Shareholder, HIG Cayman or any Optionholder (provided that the failure to deliver the Purchase Price at the Closing as required hereunder shall be subject to cure hereunder unless otherwise agreed to in writing by the Shareholder Representative); or

                  (d) by either Buyer or the Shareholder Representative if the transactions contemplated hereby have not been consummated by May 31, 1999 (or in the event that the Federal Trade Commission or the Department of Justice issues a second request for information based on the Buyer's or the Company's and its Affiliates' filings under the HSR Act, June 30, 1999); provided that (i) neither Buyer nor the Shareholder Representative shall be entitled to terminate this Agreement pursuant to this Section 8.01(d) if such Person's (or the Company's, any Shareholder's, HIG Cayman's or any Optionholder's, in the case of the Shareholder Representative) knowing or willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby.

Notwithstanding the foregoing, no party shall be entitled to terminate this Agreement pursuant to Sections 8.01(b), (c) or (d) above if such party is in breach in any material respect of any covenant, representation or warranty made by it in this Agreement.

                  8.02 Effect of Termination. In the event of termination of this Agreement by either Buyer or the Shareholder Representative as provided above, the provisions of this Agreement shall immediately become void and of no further force and effect (other than this Section 8.02, Article XII and Article XIII hereof which shall survive the termination of this Agreement), and there shall be no liability on the part of any of Buyer, the Company, the Shareholders, HIG Cayman or the Optionholders to one another, except for knowing or willful breaches of this Agreement prior to the time of such termination.

                                   ARTICLE IX

                                    SURVIVAL
                                    --------

                  9.01 Survival of Representations and Warranties. The representations and warranties set forth in this Agreement and in any certificates delivered at the Closing in connection with this Agreement shall terminate at the Closing and shall be of no further force or effect.


                                    ARTICLE X

                           SHAREHOLDER REPRESENTATIVE
                           --------------------------

                  10.01 Designation; Reliance. HIG Cayman (the "Shareholder Representative") is hereby designated by each of the Shareholders and each of the Optionholders to serve as the representative of the Shareholders and the Optionholders with respect to the matters expressly set forth in this Agreement to be performed by the Shareholder Representative. Buyer shall be entitled to rely on its communications with or documents signed by the Shareholder's Representative (on behalf of the Shareholders, HIG Cayman and the Optionholders) as if such communications were made by or such documents were signed by the Shareholders, HIG Cayman and the Optionholders, and the Shareholders, HIG Cayman and the Optionholders shall hold Buyer harmless from any liability it incurs due to such reliance.

                  10.02 Authority. Each of the Shareholders, HIG Cayman and the Optionholders, by the execution of this Agreement, hereby irrevocably appoints the Shareholder Representative as the agent, proxy and attorney-in-fact for such Shareholders and such Optionholders for all purposes of this Agreement (including the full power and authority on such Shareholder's, HIG Cayman's and such Optionholder's behalf (i) to consummate the transactions contemplated herein; (ii) to withhold $250,000 of the Purchase Price (the "Holdback Amount") on behalf of the Shareholders (other than DCI), the Optionholders and HIG Cayman in order to satisfy any obligations owing under Section 1.03 and to withhold such greater amounts necessary to pay such Shareholder's HIG Cayman and such Optionholder's expenses incurred in connection with the negotiation and performance of this Agreement (whether incurred on or after the date hereof);
(iii) to disburse any funds received hereunder to such Shareholder, HIG Cayman or Optionholder and each other Shareholder or Optionholder; (iv) to endorse and deliver any certificates or instruments representing the Shares and the Options and execute such further instruments of assignment as Buyer shall reasonably request; (v) to execute and deliver on behalf of such Shareholder, HIG Cayman and such Optionholder any amendment or waiver hereto; (vi) to take all other actions to be taken by or on behalf of such Shareholder, HIG Cayman or such Optionholder in connection herewith; and (vii) to do each and every act and exercise any and all rights which HIG Cayman, such Shareholder or the Shareholders or such Optionholder or the Optionholders collectively are permitted or required to do or exercise under this Agreement). Each of the Shareholders, HIG Cayman and each of the Optionholders agrees that such agency and proxy are coupled with an interest, are therefore irrevocable without the consent of the Shareholder Representative and shall survive the death, incapacity, bankruptcy, dissolution or liquidation of any Shareholder or Optionholder. After the obligations, if any, of the Shareholders, HIG Cayman and the Optionholders have been satisfied under Section 1.03 and the expenses and amounts referred to in (ii) above have been paid in full, the excess of the Holdback Amount over the amounts, if any, paid by the Shareholder Representative pursuant to clause (ii) above (the "Excess Amount") shall be promptly paid by the Shareholder Representative to the Shareholders (other than DCI), HIG Cayman and the Optionholders in such amounts as such Shareholder, HIG Cayman or Optionholder would have received at the Closing if the Excess Amount was added to the Purchase Price in calculating the Closing Shareholder Consideration, the HIG Consideration and the Closing Optionholder Consideration

                  10.03 Exculpation. Neither the Shareholder Representative nor any agent employed by it shall incur any liability to any Shareholder or Optionholder by virtue of the failure or refusal of the Shareholder Representative for any reason to consummate the transactions contemplated hereby or relating to the performance of its other duties hereunder, except for actions or omissions constituting fraud or bad faith.

                                   ARTICLE XI

                       ADDITIONAL COVENANTS AND AGREEMENTS
                       -----------------------------------

                  11.01 Disclosure Generally. If and to the extent any information required to be furnished in any Schedule is contained in this Agreement or in any other Schedule attached hereto, such information shall be deemed to be included in all Schedules in which the information is required to be included provided that such information is relevant and responsive to such other Schedules. The inclusion of any information in any Schedule attached hereto shall not be deemed to be an admission or acknowledgment by the Company, the Shareholders, HIG Cayman or the Optionholders, in and of itself, that such information is material to or outside the ordinary course of the business of the Company.

                  11.02    Acknowledgment by Parties.

                  (a) Buyer acknowledges that it has conducted to its satisfaction, an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Company and, in making its determination to proceed with the transactions contemplated by this Agreement, Buyer has relied on the results of its own independent investigation and verification and the representations and warranties of the Company and the Shareholders, HIG Cayman and the Optionholders expressly and specifically set forth in this Agreement, including the Schedules attached hereto. SUCH REPRESENTATIONS AND WARRANTIES BY THE COMPANY, THE SHAREHOLDERS, HIG CAYMAN AND THE OPTIONHOLDERS CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF THE COMPANY, THE SHAREHOLDERS, HIG CAYMAN AND THE OPTIONHOLDERS TO BUYER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND BUYER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE EXPRESS OR IMPLIED (INCLUDING, BUT NOT LIMITED TO, ANY RELATING TO THE FUTURE OR HISTORICAL FINANCIAL CONDITION, RESULTS OF OPERATIONS, ASSETS OR LIABILITIES OF THE COMPANY) ARE SPECIFICALLY DISCLAIMED BY THE COMPANY, THE SHAREHOLDERS, HIG CAYMAN AND THE OPTIONHOLDERS.

                  (b) The Company, the Shareholders, HIG Cayman and the Optionholders acknowledge that notwithstanding the right of Buyer to investigate the business, assets and financial condition of the Company and its Subsidiaries, and notwithstanding any knowledge obtained or obtainable by Buyer as a result of such investigation, Buyer has the unqualified right to rely upon, and has relied upon, each of the representations and warranties made by the Company, the Shareholders, HIG Cayman and the Optionholders in this Agreement or pursuant hereto.

                  (c) The parties acknowledge that each representation and warranty made in this Agreement or pursuant hereto is independent of all other representations and warranties made by the same parties, whether or not covering related or similar matters, and must be independently and separately satisfied. Exceptions or qualifications to any such representation or warranty shall not be construed as exceptions or qualifications to any other representation or warranty.

                  11.03 Tax Matters. The following provisions shall govern the allocation of responsibility as between Buyer and the Shareholders, HIG Cayman and the Optionholders for certain tax matters following the Closing Date:

                  (a) Responsibility for Filing Tax Returns. Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and its Subsidiaries for all periods ending prior to or including the Closing Date which have not yet been filed as of the Closing Date. At least 15 days prior to the date on which each such Tax Return relating to the period from January 1, 1999 until the Closing is filed, Buyer shall submit such Tax Return to the Shareholder Representative for the Shareholder Representative's review and approval, which approval may be withheld if the filing of such Tax Return, as prepared by Buyer, is reasonably expected by the Shareholder Representative to adversely affect the Tax liability of any Shareholder, HIG Cayman or any Optionholder.

                  (b)      Cooperation on Tax Matters.

                           (i) Buyer, the Company, its Subsidiaries, the Shareholders, HIG Cayman and the Optionholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon any other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company, its Subsidiaries, the Shareholders, HIG Cayman and the Optionholders agree (A) to retain all books and records with respect to Tax matters pertinent to the Company and its Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or the Company, any extensions of the respective taxable periods), and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company and its Subsidiaries or the Company, as the case may be, shall allow the other party to take possession of such books and records.

                           (ii) Buyer, the Shareholders, HIG Cayman and the Optionholders further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                           (iii) Buyer, the Shareholders, HIG Cayman and the Optionholders further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

                  (c) Tax Sharing Agreements. All tax sharing agreements or similar agreements with respect to or involving the Company, its Subsidiaries and DCI shall be terminated as of the Closing Date and, after the Closing Date, the Company and its Subsidiaries shall not be bound thereby or have any liability thereunder.

                  (d) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) ("Transfer Taxes") incurred in connection with this Agreement (including any realty transfer or similar tax imposed in any states or subdivisions), shall be paid by Buyer when due, and Buyer will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees. The Shareholders, HIG Cayman and the Optionholders shall reimburse Buyer for 50% of any such Transfer Taxes.

                  (e) Tax Benefits Associated with Sale Transactions. The parties hereto agree that any Tax refunds attributable to the sale of the Options pursuant to Section 1.02 hereof and attributable to the satisfaction of its obligations under the Consulting Agreement pursuant to Section 6.06 shall be for the benefit of the Shareholders and the Optionholders. Buyer shall prepare, or shall cause the Company to prepare, all Tax Returns in a manner that maximizes the present value of such Tax refunds (including, without limitation, (i) claiming deductions attributable to the Sale Transactions in the Company's Tax Return for the taxable year that includes or, if applicable, ends on the Closing Date, (ii) carrying back any net operating losses resulting from such deductions to prior taxable years to the extent permitted by applicable Tax law, and (iii) filing as soon as is practicable any claims for Tax refunds attributable to such deductions to which the Company is entitled with respect to (A) estimated Taxes paid for the taxable period including or ending on the Closing Date and/or (B) Taxes paid for any period to which any net operating losses referred to in preceding clause (ii) are carried back), and shall permit the Shareholder Representative to review the portion of any such Tax Return which relates to such carrybacks and Tax refund claims prior to the filing of such Tax Return. Buyer shall pay over to each Shareholder and Optionholder, within fifteen (15) days after receipt or entitlement thereto, the additional amount which such Shareholder or Optionholder would have received at the Closing if the aggregate amount of such Tax refunds had been added to the Purchase Price in the calculation of the Closing Shareholder Consideration and the Closing Optionholder Consideration.

         11.04 Further Assurances. From time to time, as and when requested by any party hereto and at such party's expense, any other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as the requesting party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement.

                  11.05    Restrictive Covenants of HIG.

                  (a) HIG-DCI Investments, L.P. and H.I.G. Investment Group, L.P. (collectively, "HIG"), expressly acknowledge that:

                           (i) NCO Business. The accounts receivable collection
business conducted by the Company and any of its Subsidiaries (after the Closing, referred to as the "NCO Companies") involve the provision of accounts receivable collection business services using proprietary and confidential systems and information.

                           (ii) Competitive Nature of Business. The business of
the Company and any of its Subsidiaries is highly competitive, is marketed throughout the United States, Canada and the United Kingdom and requires long sales "lead times" often exceeding one year. The NCO Companies expend substantial time and money, on an ongoing basis, to train their employees, maintain and expand their customer base, and improve and develop their products and services.

                           (iii) Access to Information. During the period that
HIG Cayman was a shareholder of the Company, it had access to proprietary and confidential property, knowledge and information of the Business of the Company and any of its Subsidiaries which, after Closing, shall be proprietary and confidential property, knowledge and information of the NCO Companies. Such property, knowledge and information must be kept in strict confidence to protect NCO's business and maintain the NCO Companies' competitive positions in the marketplace, and such property, knowledge and information would be useful to competitors of the NCO Companies for indefinite periods of time.

                           (iv) Basis for Covenants. The covenants of Section
11.05 (the "Covenants") are a material part of this Agreement and are an integral part of the obligations of HIG hereunder; the Covenants are supported by good and adequate consideration; and the Covenants are reasonable and necessary to protect the legitimate business interests of the NCO Companies.

                           (v) Nondisclosure Covenants. At all times after the
Closing Date, except with NCO's prior written consent, HIG shall not, directly or indirectly, in any capacity, communicate, publish or otherwise disclose to any Person, or use for the benefit of any Person, any confidential or proprietary property, knowledge or information of the Company or any of its Subsidiaries, no matter when or how such knowledge or information was obtained, including without limitation (a) any information concerning the conduct and details of the business; (b) the identity of customers and prospects for which proposals have been submitted as of the Closing Date, their specific requirements, and the names, addresses and telephone numbers of individual contacts at customers and prospects; (c) prices, renewal dates and other detailed terms of customer and supplier contracts and proposals; (d) pricing policies, marketing and sales strategies, methods of delivering products and services, and products and service development projects and strategies; (e) employment and payroll records; (f) forecasts, budgets and other nonpublic financial information; and (g) expansion plans, management policies, methods of operation, and other business strategies and policies.

                  (b) Noncompetition and Noninterference Covenants.

                           (i) Competing Business Restrictions. During the period beginning on the Closing Date and ending on the first anniversary of the Closing Date (the "Noncompetition Term") of the Closing Date, HIG shall not directly or indirectly establish, own, manage, operate, finance or control, or participate in the establishment, ownership, management, operation, financing or control of, or be a director, officer, employee, salesman, agent or representative of, or be a consultant to, any Person that engages in the collection of commercial accounts receivable

                           (ii) Noninterference. During the period beginning on the Closing Date and ending on the second anniversary of the Closing Date (the "Noninterference Term"), HIG shall not directly or indirectly solicit for employment as salesman, agent, representative or consultant, any employee of the NCO Companies employed by the Company or any of its Subsidiaries in any management or supervisory capacity as of the Closing Date or direct any of its affiliates to state any disparaging information regarding the NCO Companies to any of the Company's or its Subsidiaries' customers, business prospects or suppliers; provided however, that this clause (ii) shall not apply to any portfolio companies in which HIG has invested and, provided further, that HIG shall not be precluded from hiring any person who (a) initiates discussions regarding employment with HIG without any direct solicitation by HIG, (b) responds to any public advertisement placed by HIG or (c) has been terminated by or resigned from the NCO Companies prior to the commencement of employment discussions between HIG and such person.

                  (c) Nonsolicitation. During the Noninterference Term, HIG shall not directly or indirectly solicit any employee of the Company or any of its Subsidiaries who becomes an employee of the NCO Companies on the Closing Date to become employees or independent contractors of HIG or any of its affiliates; provided however, that this clause (d) shall not apply to any portfolio companies in which HIG has invested and, provided further, that HIG shall not be precluded from hiring any person who (a) initiates discussions regarding employment with HIG without any direct solicitation by HIG, (b) responds to any public advertisement placed by HIG or (c) has been terminated by or resigned from the NCO Companies prior to the commencement of employment discussions between HIG and such person.

                  (d) Certain Exclusions. Confidential and proprietary property, knowledge and information of the NCO Companies shall not include any information that is now known by or readily available to the general public, nor shall it include any information that in the future becomes known by or readily available to the general public other than as a result of any breach of the Covenants of this Agreement. The ownership by HIG of not more than five percent (5%) of the outstanding securities of any public company shall not, by itself, constitute a breach of the Covenants of this Section 11.05, even if such public company competes with the NCO Companies.

                  (e) Enforcement of Covenants. HIG expressly acknowledges that it would be extremely difficult to measure the damages that might result from any breach of the Covenants, and that any breach of the Covenants will result in irreparable injury to the NCO Companies for which money damages could not adequately compensate. If a breach of the Covenants occurs, then the NCO Companies shall be entitled, in addition to all other rights and remedies that they may have at law or in equity, to have an injunction issued by any competent court enjoining and restraining HIG and all other Persons involved therein from continuing such breach. The existence of any claim or cause of action that HIG or any such other Person may have against any of the NCO Companies shall not constitute a defense or bar to the enforcement of any of the Covenants. If the NCO Companies must resort to litigation to enforce any of the Covenants that has a fixed term, then such term shall be extended for a period of time equal to the period during which a breach of such Covenant was occurring, beginning on the date of a final court order (without further right of appeal) holding that such a breach occurred or, if later, the last day of the original fixed term of such Covenant.

                  (f) Scope of Covenants. If any Covenant, or any part thereof, or the application thereof, is construed to be invalid, illegal or unenforceable, then the other Covenants, or the other portions of such Covenant, or the application thereof, shall not be affected thereby and shall be enforceable without regard thereto. If any of the Covenants is determined to be unenforceable because of its scope, duration, geographical area or other factor, then the court making such determination shall have the power to reduce or limit such scope, duration, area or other factor, and such Covenant shall then be enforceable in its reduced or limited form.

                  11.06 Indemnification. Buyer shall indemnify the Shareholders, HIG Cayman, the Optionholders and the Shareholders' and HIG Cayman's direct and indirect shareholders, partners, officers, directors, employees, agents, representatives, successors and permitted assigns and save and hold each of them harmless against and pay on behalf of or reimburse such Persons as and when incurred for any loss, liability, demand, claim, action, cause of action, cost, damage, fine or expense (including reasonable attorneys' fees), which any such Person may suffer, sustain or become subject to, as a result of, in connection with, relating to the disclosure of the IAS Purchase Agreement and related documentation to the Buyer.

                  11.07 Cefalu Non-Competition. Thomas V. Cefalu, III ("Cefalu") hereby acknowledges that, during and solely as a result of his past employment with the Company and his continued employment by NCO Financial Systems, Inc. ("NCO"), he will have access to confidential information and business and professional contacts. In consideration of such special and unique opportunities afforded by NCO to Cefalu as a result of Cefalu's employment, the other benefits referred to in that certain Employment Agreement, dated April 16, 1999, between NCO Financial Systems, Inc. and Thomas V. Cefalu, III (the "Employment Agreement") and the benefits conferred on Cefalu hereunder, Cefalu hereby agrees, except as agreed to in writing by NCO to the contrary, as follows:

         (a) For the duration of the Restricted Period (as defined in the Employment Agreement), Cefalu shall not directly or indirectly (A) engage in (as a principal, shareholder, partner, director, officer, agent, employee, consultant or otherwise) or be financially interested in any business operating within the United States (the "Restricted Area")which is involved in or any other business activities which are the same as, similar to or in competition with the business or with any business activities carried on by NCO, or being definitely planned by NCO, at the time of the termination of Cefalu's employment; provided however, that nothing contained in this Section 11.07 shall prevent Cefalu from holding for investment no more than three percent (3%) of any class of equity securities of a company whose securities are publicly traded on a national securities exchange or in a national market system; or (B) induce or attempt to influence any employee, customer, independent contractor or supplier of NCO to terminate employment or any other relationship with NCO.

         (b) Cefalu shall not use for Cefalu's personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company other than NCO, any "Confidential Information" which term shall mean any information regarding the business methods, business policies, policies, procedures, techniques, research or development projects or results, historical or projected financial information, budgets, trade secrets, or other knowledge or processes of or developed by NCO or any names and addresses of customers or clients or any data on or relating to past, present or prospective NCO customers or clients or any other confidential information relating to or dealing with the business operations, or activities of NCO as such relate specifically to commercial collection services, made known to Cefalu or learned or acquired by Cefalu while in the employ of NCO, but Confidential Information shall not include information otherwise lawfully known generally by or readily accessible to the trade or the general public. All memoranda, notes, lists, records, files, documents and other papers and other like items (and all copies, extracts and summaries thereof) made or compiled by Cefalu or made available to Cefalu concerning the business of NCO shall be NCO's property and shall be delivered to NCO promptly upon the termination of Cefalu's employment with NCO or at any other time on request. The foregoing provisions of this Section11.07(b) shall apply during and after the period when Cefalu is an employee of NCO and shall be in addition to (and not a limitation of) any legally applicable protections of NCO's interest in confidential information, trade secrets and the like. At the termination of Cefalu's employment with NCO, Cefalu shall return to NCO all copies of Confidential Information in any medium, including computer tapes and other forms of data storage. Notwithstanding the foregoing, Cefalu may retain records relevant to the filing of Cefalu's personal income taxes and NCO shall grant Cefalu reasonable access during normal business hours, to business records of NCO relevant to Cefalu's discharge of Cefalu's duties as an officer of NCO or other legitimate non-competitive business purpose. Notwithstanding the requirements of this Section 11.07(b), should Cefalu leave his employment and work in a position that does not violate any of the restrictions contained in this Section, then Cefalu shall have the right to use Confidential Information, provided, however, that such right shall not permit Cefalu to remove any documents or materials from NCO that are deemed Confidential Information.

         (c) Cefalu acknowledges that the restrictions contained in the foregoing clauses (a) and (b) above, in view of the nature of the business in which NCO is engaged, are reasonable and necessary in order to protect the legitimate interests of NCO, that their enforcement will not impose a hardship on Cefalu or significantly impair Cefalu's ability to earn a livelihood, and that any violation thereof would result in irreparable injuries to NCO. Cefalu therefore acknowledges that, in the event of Cefalu's violation of any of these restrictions, NCO shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which NCO may be entitled.

         (d) If the Restricted Period or the Restricted Area specified in Subsections (a) and (b) above should be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such amount or the area shall be reduced by the elimination of such portion or both such reductions shall be made so that such restrictions may be enforced for such time and in such area as is adjudged to be reasonable. If Cefalu violates any of the restrictions contained in the foregoing clauses (a) or (b), the Restricted Period shall be extended by a period equal to the length of time from the commencement of any such violation until such time as such violation shall be cured by Cefalu to the satisfaction of NCO. NCO shall have the right and remedy to require Cefalu to account for and pay over to NCO all compensation, profits, monies, accruals, increments or other benefits derived or received by Cefalu as the result of any transactions constituting a breach of this Section 11.07, and Cefalu shall account for and pay over such amounts to NCO upon NCO's request therefor. Cefalu hereby expressly consents to the jurisdiction of any court within the Commonwealth of Pennsylvania to enforce the provisions of this Section 11.07, and agrees to accept service of process by mail relating to any such proceeding. NCO may supply a copy of Section 11.07 of this Section to any future or prospective employer of Cefalu or to any person to whom Cefalu has supplied information if NCO determines in good faith that there is a reasonable likelihood that Cefalu has violated or will violate such Section.

                                   ARTICLE XII

                                   DEFINITIONS
                                   -----------

                  12.01 Definitions. For purposes hereof, the following terms, when used herein with initial capital letters, shall have the respective meanings set forth herein:

                  "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person. For the purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

                  "Cash On Hand" means all cash and cash equivalents of the Company and its Subsidiaries minus all cash and cash equivalents owed by the Company and its Subsidiaries to their customers (whether held in trust or otherwise).

                  "GAAP" means United States generally accepted accounting principles consistently applied.

                  "Indebtedness" means, without duplication, all obligations of the Company for borrowed money set forth on the Indebtedness Schedule and any accrued interest, prepayment premiums or penalties related thereto.

                  "Net Working Capital" means (i) Working Capital Assets minus
(ii) Working Capital Liabilities.

                  "Permitted Liens" means (i) statutory liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by the Company and for which appropriate reserves have been established in accordance with GAAP; (ii) mechanics', carriers', workers', repairers' and similar statutory liens arising or incurred in the ordinary course of business for amounts which are not delinquent and which are not, individually or in the aggregate, significant; (iii) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the Leased Real Property which are not violated by the current use and operation of the Leased Real Property; and (iv) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Leased Real Property which do not materially impair the occupancy or use of the Leased Real Property for the purposes for which it is currently used or proposed to be used in connection with the Company's business.

                  "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Subsidiaries" means Milliken & Michaels, Inc., a Delaware corporation, Metropolitan Consumer Collection Services, Inc., a Delaware corporation, and International Account Systems, Inc., a Florida corporation.

                  "Tax" or "Taxes" means any federal, state, local or foreign income, gross receipts, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, ad valorem/personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated or other tax, including any interest, penalty or addition thereto, whether disputed or not.

                  "Tax Returns" means any return, report, information return or other document (including schedules or any related or supporting information) filed or required to be filed with any governmental entity or other authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

                  "Working Capital Assets" means all current assets, excluding Cash On Hand, deferred taxes and any entitlement to Tax refunds which are required to be paid over to the Shareholders and Optionholders pursuant to
Section 11.03(e) hereof, of the Company and the Subsidiaries as of the Closing Date determined in accordance with GAAP.

                  "Working Capital Liabilities" means all current liabilities of the Company and the Subsidiaries as of the Closing Date determined by the Company in accordance with GAAP; provided, however, that Working Capital Liabilities shall not include the Indebtedness or any current maturities of the Indebtedness.

                  12.02 Cross-Reference of Other Definitions. Each capitalized term listed below is defined in the corresponding Section of this Agreement:

   Term                                                            Section No.
   ----                                                            -----------

   Accrual                                                             1.03(d)
   Agreement                                                          Preamble
   Buyer                                                              Preamble
   Buyer Stock                                                            1.01
   Buyer's Representatives                                                6.02
   Cefalu                                                                11.07
   Closing                                                             1.04(a)
   Closing Date                                                        1.04(a)
   Closing Optionholder Consideration                                  1.02
   Closing Shareholder Consideration                                   1.02
   Closing Transactions                                                1.04(b)
   Code                                                                4.13(a)
   Common Stock                                                           4.04
   Company                                                            Preamble
   Consulting Agreement                                                   6.06
   Confidentiality Agreement                                              6.02
   Covenants                                                      11.05(a)(iv)
   DCI                                                                Preamble
   DCI Shares                                                             1.02
   Employment Agreement                                                  11.07
   Environmental and Safety Requirements                               4.16(a)
   ERISA                                                               4.13(a)
   Estimated Net Working Capital                                       1.03(a)
   HIG                                                                   11.05
   HIG Cayman                                                         Preamble
   HIG Consideration                                                      1.02
   Holdback Amount                                                       10.02
   Independent Auditor                                                 1.03(b)
   HSR Act                                                                4.12
   Intellectual Property                                                  4.10
   Key Employees                                                         13.03
   Latest Balance Sheet                                                   4.05
   Leased Real Property                                                4.07(b)
   Material Adverse Effect                                                4.01
   NCO                                                                   11.07

   NCO Companies                                                         11.05
   Noncompetition Term                                             11.05(b)(i)
   Noninterference Term                                           11.05(b)(ii)
   Objections Statement                                                1.03(b)
   Optionholders                                                      Preamble
   Options                                                            Preamble
   Pension Plans                                                       4.13(a)
   Permits                                                                4.01
   Plans                                                               4.13(a)
   Possible Pennsylvania Audit                                         1.03(d)
   Preliminary Net Working Capital                                     1.03(b)
   Purchase Price                                                         1.01
   Restricted Area                                                    11.07(a)
   Sale Transactions                                                      1.02
   SAR Payments                                                    1.04(b)(vi)
   Shareholder Representative                                            10.01
   Shareholders                                                       Preamble
   Shares                                                             Preamble
   Texas Audit                                                         1.03(d)
   Transfer Taxes                                                     11.03(d)
   WARN Act                                                               4.19
   Warrants                                                               1.01
   Welfare Plans                                                       4.13(a)


                                  ARTICLE XIII

                                  MISCELLANEOUS
                                  -------------

                  13.01 Press Releases and Communications. No press release or public announcement related to this Agreement or the transactions contemplated herein, or prior to the Closing, any other announcement or communication to the employees, customers or suppliers of the Company, shall be issued or made by any party except by Buyer with the approval of the Shareholder Representative (which shall not unreasonably be withheld), unless required by law (in the reasonable opinion of counsel) in which case Buyer and the Shareholder Representative shall have the right to review such press release, announcement or communication prior to its issuance, distribution or publication.

                  13.02 Expenses. Except as otherwise expressly provided herein, each party shall pay all of its own respective expenses (including attorneys' and accountants' fees and expenses) in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not).

                  13.03 Knowledge Defined. For purposes of this Agreement, the term "the Company's knowledge" as used herein shall mean the actual knowledge after reasonable investigation of Thomas V. Cefalu, III, Edward Trahan, Louis Molettiere and Phil Weaver (collectively, the "Key Employees").

                  13.04 Waiver of Certain Transfer Restrictions. Concurrently with the Closing, the Company expressly waives the restrictions on transfer of the Options contained in those certain Stock Option Agreements, dated as of February 10, 1998, by and between the Company and each of Edward Trahan and Louis Molettiere.

                  13.05 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered, one day after deposit with Federal Express or similar overnight courier service or three days after being mailed by first class mail, return receipt requested. Notices, demands and communications to Buyer, the Company, the Shareholders, the Optionholders and the Shareholder Representative shall, unless another address is specified in writing, be sent to the addresses indicated below:

                  Notices to Buyer:
                  -----------------

                  NCO Group, Inc.
                  515 Pennsylvania Avenue
                  Fort Washington, PA 19034
                  Attn: Michael Barrist, President

                  with a copy to:

                  Blank Rome Comisky & McCauley LLP
                  One Logan Square
                  Philadelphia, Pennsylvania 19103
                  Attn: Lawrence Wiseman

                  Notices to Shareholders, to Optionholders or to the Shareholder Representative:
                  ---------------------------------------------------

                  H.I.G.-DCI Investments, L.P.
                  c/o H.I.G. Capital Management, Inc.
                  1001 Brickell Bay Drive, Suite 2708
                  Miami, Florida  33131
                  Attn:    Charles Hanemann



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



                  with a copy to:

                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, Illinois 60601
                  Attn:  James L. Learner

                  Notices to Company:
                  -------------------

                  Co-Source Corporation
                  c/o H.I.G. Capital Management, Inc.
                  1001 Brickell Bay Drive, Suite 2708
                  Miami, Florida  33131
                  Attn:    Charles Hanemann

                  13.06 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any party without the prior written consent of the Shareholder Representative in the case of assignment by Buyer or by Buyer in the case of assignment by any other party. Notwithstanding the foregoing, Buyer shall have the right to assign its right to purchase the Shares and the Options to any subsidiary of Buyer provided that such assignment shall not limit Buyer's obligations hereunder.

                  13.07 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  13.08 No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.

                  13.09 Amendment and Waiver. Any provision of this Agreement or the schedules or exhibits hereto may be amended or waived only in a writing signed by Buyer, the Company and the Shareholder Representative. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default.

                  13.10 Complete Agreement. This Agreement and the documents referred to herein (including the Confidentiality Agreement) contain the complete agreement between the parties hereto and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.



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



                  13.11 Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

                  13.12 Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of New York.

                  13.13 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto, and their respective successors and permitted assigns, and this Agreement shall not be deemed to confer upon or give to any other Person or third party any remedy, claim liability, reimbursement, cause of action or other right.

                  13.14 Section Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

                  13.15 Specific Performance. The parties agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the parties agree that, in addition to any other remedies, each shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                  CO-SOURCE CORPORATION

                                  By: /s/ Charles Hanemann
                                      ------------------------------------------
                                  Its
                                     -------------------------------------------

                                  SHAREHOLDERS:


                                  DCI HOLDING, INC.

                                  By: /s/ John Bolduc
                                      ------------------------------------------
                                  Its
                                     -------------------------------------------


                                  ANTARES CAPITAL CORPORATION (f/k/a
                                  ANTARES LEVERAGED CAPITAL CORP.)

                                  By: /s/ David Swanson
                                      ------------------------------------------
                                  Its: Director


                                  /s/ Thomas V. Cefalu, III
                                  ----------------------------------------------
                                  Thomas V. Cefalu, III



                                  OPTIONHOLDERS:


                                  /s/ Louis A. Molettiere
                                  ----------------------------------------------
                                  Louis A. Molettiere

                                  /s/ Edward J. Trahan
                                  ----------------------------------------------
                                  Edward J. Trahan

                                  BUYER:
                                  -----

                                  NCO GROUP, INC.

                                  By: /s/ Paul Weitzel
                                      ------------------------------------------
                                  Its Executive Vice President

                                  H.I.G.-DCI INVESTMENTS, L.P.

                                  By: /s/ Anthony Tamer
                                      ------------------------------------------
                                  Its
                                     -------------------------------------------

                                  Solely with respect to the provisions of
                                  Section 11.05:

                                  H.I.G. INVESTMENT GROUP, L.P.

                                  By: /s/ Anthony Tamer
                                      ------------------------------------------
                                  Its
                                     -------------------------------------------